DIREXION FUNDS
AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 4th day of June, 2008, to the Fund Accounting Servicing Agreement dated as of March 3, 2006, as amended, (the “Fund Accounting Agreement”) is entered into by and between Direxion Funds, a Massachusetts business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the Trust intends to create an additional fund; and

WHEREAS, the Trust and USBFS desire to amend the Fund Accounting Agreement to include the additional fund; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Fund Accounting Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS		U.S. BANK, NATIONAL ASSOCIATION

By	/s/ Todd Kellerman	By:	/s/ Michael R. McVoy

Name:	Todd Kellerman	Name:	Michael R. McVoy

Title:	CFO	Title:	Executive Vice President

EXHIBIT A to the Fund Accounting Agreement

Separate Series of Direxion Funds – June, 2008

FUND NAMES	SERVICE CLASS	INVESTOR CLASS

S&P 500 Bull 2.5x Fund	x	x
NASDAQ-100 Bull 2.5x Fund	x	x
Mid Cap Bull 2.5x Fund	x	x
Small Cap Bull 2.5x Fund	x	x
Equity Income Bull 2.5x Fund	x	x
Dollar Bull 2.5x Fund	x	x
Japan Bull 2x Fund	x	x
Emerging Markets Bull 2x Fund	x	x
Developed Markets Bull 2x Fund	x	x
Latin America Bull 2x Fund	x	x
Real Estate Bull 2x Fund	x	x
Commodity Bull 2x Fund	x	x
Biotech Bull 2x Fund	x	x
Oil & Gas Bull 2x Fund	x	x
Precious Metals Bull 2x Fund	x	x
Healthcare Bull 2x Fund	x	x
Financial Bull 2x Fund	x	x
10 Year Note Bull 2.5x Fund	x	x
U.S. Government Money Market	x	x
Total Market Bear 2.5x Fund	x	x
S&P 500 Bear 2.5x Fund	x	x
NASDAQ-100 Bear 2.5x Fund	x	x
Mid Cap Bear 2.5x Fund	x	x
Small Cap Bear 2.5x Fund	x	x
Equity Income Bear 2.5x Fund	x	x
Dollar Bear 2.5x Fund	x	x
Japan Bear 2x Fund	x	x
Emerging Markets Bear 2x Fund	x	x
Developed Markets Bear 2x Fund	x	x
Latin America Bear 2x Fund	x	x
Real Estate Bear 2x Fund	x	x
Commodity Bear 2x Fund	x	x
Biotech Bear 2x Fund	x	x
Oil & Gas Bear 2x Fund	x	x
Precious Metals Bear 2x Fund	x	x
Healthcare Bear 2x Fund	x	x
Financial Bear 2x Fund	x	x
10 Year Note Bear 2.5x Fund	x	x
Dow 30 Bull 1.25x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x

Direxion Funds – June, 2008 (Exhibit A continued)
FUND NAMES	SERVICE CLASS	INVESTOR CLASS
Evolution Large Cap Fund		x
Evolution Small Cap Fund		x
Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
NASDAQ-100 Bull 1.25x Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
China Bull 2x Fund		x
China Bear 2x Fund		x
India Bull 2x Fund		x
Russia Bull 2x Fund		x
Clean Energy 2x Bull Fund	x	x
Clean Energy 2x Bear Fund	x	x
Commodity Trends Strategy Fund
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)